UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
(Amendment to January 13, 2015 Form 8-K)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 6, 2015
(Date of Report)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

000-55206
(COMMISSION FILE NO.)

46-5488722
(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREMENT.

On January 8, 2015, AmericaTowne, Inc. (the "Company") and World Class International Development, Inc. ("World Class") entered into the Exporter Services Agreement (the "World Class Agreement") disclosed on Form 8-K on January 13, 2015 and was attached as Exhibit 10.3 thereto. The World Class Agreement was amended by the Company and World Class on April 4, 2015 to include a payment schedule for World Class as follows:

1. April 1, 2015 $ 2,000 (For February 2015)
2. April 15, 2015 $ 1,000 (For March 2015)
3. April 30, 2015 $ 1,000 (For March 2015)
4. May 15, 2015 $ 1,000 (For April 2015)
5. May 30, 2015 $ 1,000 (For April 2015)
6. June 15, 2015 $ 1,000 (For May 2015)
7. June 30, 2015 $ 1,000 (For May 2015)

On July 15, 2015 and July 30, 2015 payments in the amount of $2,000 each will be made. If payments are not made in accordance with the schedule above, common stock in the Company will be held until the account is fully paid. Additionally, all remaining provisions in the World Class Agreement remain in full force and effect.

Exhibit                    Description

(d) Exhibits

Exhibit                    Description

10.3 Exhibit            Amended Agreement dated April 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/ Alton Perkins
Alton Perkins
Chairman of the Board, President, Chief Executive
Officer, Chief Financial Officer, Secretary
Dated: April 6, 2015